                                  Exhibit 10.3

                          AMENDMENT DATED JULY 6, 1999
                       TO HEALTH CARE SERVICES AGREEMENT
                    BETWEEN PARTNERS IN CARE, CORP. ("PIC")
                           AND AETNA U.S. HEALTHCARE


PROVIDER #:       540549
EFFECTIVE DATE:   JULY 1, 1998

This amendment amends Paragraphs 17 and 19 and Attachment B of the Health Care Services Agreement between Partners In Care, Corp. and Aetna U.S. Healthcare executed on July 11 and 14, 1995 as follows:

For purposes of this Agreement, the following definition shall apply:

"Existing Group Practice" - a medical practice in which at least one (1) physician was a PIC/Aetna USHC Provider on or before July 1, 1999.

"Aetna USHC REF" - the standard fee schedule in effect for any Aetna or Aetna USHC plan or product.

"PIC Enhanced Fees" - the higher of 120% of the then current HCFA RBRVS rates or 120% of the Aetna USHC REF as defined above. In no case shall the PIC Enhanced Fees be less than 120% of what the provider would have otherwise received had the PIC Enhanced Fee formula not been developed.

A. The following language shall be added to paragraph 17 - Non-HMO Program
Participation:

     Partners In Care physicians set forth on the attached Schedules A and A-1 and any PIC physician joining an existing PIC/Aetna USHC group practice shall continue to have all rights and responsibilities set forth in the Aetna USHC Specialist Physician Agreement and Primary Care Physician Agreements as amended to and including the date of this amendment. In the event a PIC physician on the attached list or any PIC physician joining an existing PIC/Aetna USHC group practice chooses to participate in all Aetna-USHC products, said provider shall be compensated at the PIC Enhanced Fees for all products. Partners In Care Specialist and Primary Care Physicians not set forth on the attached list and not joining an Existing Group Practice (hereinafter "New PIC Physicians") shall participate in all commercial or governmental plans or programs as maybe requested by Aetna USHC. Aetna USHC shall pay such New PIC Physicians at the then current Aetna USHC REF or Primary Care capitation model as applicable.

B. Paragraph 19 of the Health Care Services Agreement (HCSA) is amended by the addition of the following:

     Notwithstanding the above, Provider may obtain a license and operate a Health Maintenance Organization providing health plans for governmentally sponsored health programs, including but not limited to Medicare. Nothing herein shall be interpreted so as to prohibit provider from providing ASO and health plan management services to St. Peter's University Hospital and its affiliates.

C. Attachment B to the HCSA COMPENSATION is amended with the addition of the following sentence.

     Partners In Care shall not be required to participate in any Medicaid percentage of premium arrangement until such time as PIC and Aetna USHC mutually agree that PIC is ready to manage the same.

D. Attachment B to the HCSA COMPENSATION is also amended by the addition of the following which replaces the third paragraph of the Compensation section of said Attachment B:

     The above notwithstanding, Partners In Care's percentage of premium shall never be less than HMO's Medical Loss Ratio for New Jersey, as filed with the State of New Jersey Department of Insurance, over the identical time span. For these purposes and for purposes of reconciliation, HMO's Medical Loss Ratio shall be calculated independently for Commercial, Medicare, and Medicaid products by utilizing Table 13GT: The Premiums, Enrollment, and Utilization Table of the Annual Statement of Aetna U. S. Healthcare, Inc. HMO's Medical Loss Ratio shall be the result of dividing Line 18 (Amount Incurred for Provision of Healthcare Services) by Line 14 (Premiums Earned) and shall be rounded to the nearest 1/100th of a percent (i.e., 75.001% rounded to 75.00%). The following Columns will be used for the specific products respectively:

     PRODUCT      COLUMN
     Commercial - Column 2 (Total Group)
     Medicare   - Column 7 (Medicare Risk)
     Medicaid   - Column 9 (Medicaid).

     A copy of Table 13GT: The Premiums, Enrollment, and Utilization Table of the 1998 Annual Statement of the Aetna U.S. Healthcare Inc., is attached to this Amendment to clarify the description above. In the event that the State filing procedures change so that Table 13GT or the associated Lines and Columns referenced herein are no longer applicable or no longer in use, PIC and AUSHC shall use the filings, tables lines or columns which come closest to reflecting the intent of and the results obtained by using the data referenced herein above.

E. This paragraph replaces Section 12 of the Health Care Services Agreement between Partners In Care, Corp. and Aetna U.S. Healthcare executed on July 11 and 14, 1995 ("The HCSA").

          "12. Term of Agreement. This agreement shall be effective for five
               (5) years from July 1, 1998. Neither party may terminate this Agreement for convenience during the initial term. Thereafter, this agreement shall be renewed for an additional five (5) year period unless terminated by either party at its sole discretion and option by a written notice thereof mailed to the other party by certified or registered mail at least one-hundred eighty (180) days prior to January 1, 2003. On termination, the rights of each party shall terminate. However, Provider may be required by HMO to complete treatment of persons then being treated and HMO shall reimburse Provider for any such treatment pursuant to Paragraph 3 of the Agreement. This Agreement may be terminated for cause at any time by either party if the other has breached any material term or condition of this Agreement and the breach has not been cured within 30 days after written notice of intent to terminate is received."

F. To improve the accuracy of the Quarterly Reconciliation process, HMO agrees to provide interim quarterly estimates of the product specific Medical Loss Ratios as calculated above.

G. PIC represents that it has Power of Attorney on behalf of PIC Physicians listed on Schedules A and A-1 to execute this Amendment.

H. Except as modified herein and through any amendments to the date hereof, the terms of the Health Care Services Agreement, Specialist Physician Agreement and Primary Care Physician Agreement executed on July 11 and 14, 1995 remain in full force and effect.

I. This amendment shall not become effective unless and until the Specialist Physician Agreement Amendment and the Primary Care Physician Agreement Amendment, dated July 6, 1999, are fully executed.

IN WITNESS WHEREOF, the parties have executed this Amendment.

AETNA U.S. HEALTHCARE

By:       [Signature Illegible]
         -------------------------------------
Printed:
         -------------------------------------
Title:   Vice President
         -------------------------------------
Date:                7-27-85
         -------------------------------------

PARTNERS IN CARE, CORP., on behalf of the corporation and Physicians set forth on attached Schedules A and A-1.

By:      Dennis Wilson
         -------------------------------------
Printed: Dennis Wilson
         -------------------------------------
Title:   President and Chief Executive Officer
         -------------------------------------
Date:    July 12, 1999
         -------------------------------------

                                   Schedule A
                                Partners In Care
                       Primary Care Providers and Offices

                             Primary Care Providers
                             ----------------------
        Huda Alsheikh                                   Manju Misra
        Beth Balinski                                   Nasreen Naqui
        Cathleen Ballance                               John Nevins
        Cynthia Barabas                                 Bipinchandra Patel
        William Bernstein                               Marylin Pierre-Louis
        Virginia Borromeo                               Hema Pillai*
        Lorenzo Borromeo                                Vijaya Radhakrishna
        Lina Cambria                                    Sharon Ryan
        Abhijit Chatterjee *                            Peter Salerno
        Deborah Chen                                    Harold Sand
        Richard Cohen                                   Teresa Schaer
        Paul Curtis                                     Catherine Schiano
        Hema Dave                                       Thomas Schwartzer
        Louis Diemer                                    Michael Segarra
        Elaine Donoghue                                 Sabra Shulman
        Peter C. Freis                                  Elisabeth Simon
        Subrahmanyam Ganti                              Richard Snepar
        Marvin Goldman                                  Jay Sultan
        Alla Gordina                                    Warren Sweberg
        Mehnaz Haq                                      Michelle Tomlinson
        Julio Hip-Flores                                Terezia Toth
        Amy Jaroslow                                    Mauro Tucci
        Otto Jorgensen                                  Mercedita Urgino
        Marsha Kallich                                  Lakshmi Vadapalli
        Melvin Katz                                     Jose Vigario*
        Irving Kaufman                                  Rajesh Wadhwa*
        Nayan Kothari                                   Howard Wiener
        Ronald Lau                                      Ramalakshmi Yerramilli


                              Primary Care Offices
                              --------------------
        Alla Gordina, MD                                Medical Associates of New Brunswick
        Amwell Pediatrics, PC                           Mehnaz A. Haq, MD
        Central Jersey Family Physicians, PA            Nasreen Naqui, MD
        Comprehensive Care Group                        New Brunswick Pediatric Group, PA
        East Brunswick Pediatric Associates, PA         North Brunswick Pediatrics
        Edison Emergi-Med                               Old Bridge Family Practice
        Highland Park Medical Associates                Paul Curtis, MD
        Huda Y. Alsheikh, MD                            Peter Freis, MD, PA
        Immedi-Care                                     Ronald Lau, MD
        Irving Kaufman, MD                              S. Ganti, MD, PA
        Lakshmi Vadapalli, MD                           St. Peter's Ambulatory Care Group
        Livingston Pediatrics                           Terezia Toth, MD
        Lorenzo Borromeo, MD                            Vijay Radhakrishna, MD
        Medical Associates of Central Jersey            Virginia Borromeo, MD


* indicates Partners in Care physician currently applying to Aetna - U.S. Healthcare

                                  Schedule A-1
                                Partners In Care
                            Specialty Care Providers

        Shalom Abboudi                                  Sataya Kastuar
        David Ahmadi                                    Michael Kicenuik
        Richard Akawie                                  Kyu-Soo Kim
        Joseph Alvaro                                   Robert Klein
        Jeffrey Bechler                                 Kenneth Klein
        Roger Behar                                     Fredric Kleinbart
        Daniel Beim                                     Stephen Konigsberg
        Fay Bennett-Phillips                            David Koota
        Jay Blum                                        Joseph Leddy
        Charles Brandwein                               Steven Lenger
        H.Stephen Brody                                 David Lessing
        Amar Bukhari                                    Stuart Levine
        Mark Butler                                     Robert Levitt
        Robert Caccavale                                Richard Maggio
        Andrew Camerota                                 Thomas Magliaro
        Anthony Catanese                                Marc Malberg
        William Chen                                    Arie Maman
        Seung Chun Cho                                  Eric Manning
        Sheela Choubey                                  Andrew Martin
        Stephen Cook                                    Susan McManus
        Gregory Corsan                                  Matthew Menken
        Andrew Covit                                    Ian Jeffrey Molk
        Michael Coyle                                   Meena Murthy
        Richard Cytryn                                  Mehdi Naqui
        Steven Deak                                     Naryanan Natarajan
        Glenn Dubov                                     Kevin Nini
        Bruce Edelman                                   Primabel Obias
        Felix Evangelista                               Anthony Passannante Jr.
        Mark Feierstein                                 Anthony Passannante, Sr.
        Robert Fein                                     Bradley Phillips
        Mitchell Ferges                                 Lawrence Pickover
        Charles Franco                                  Allan Plumser
        Steven Fried                                    Marcus Porcelli
        Patrick Gainey                                  Niranjan Rao
        Charles Gatt                                    David Richards
        Alvin Glasgold                                  Gregory Rihacek
        Mark Glasgold                                   Jeffrey Rosenbaum
        Robert Glass                                    Martin Rosenstein
        Michael Goldberg                                Jack Rubin
        Steven Goldberg                                 Anthony Scardella
        Michael Goldrich*                               Milton Schwartz
        Joel Goldsmith                                  John Scully
        Stephen Gordon                                  Tasneem Shamim
        Renee Gross                                     Larry Shindelman
        David Harwood                                   Michael Silverstein
        Charles Highstein                               Dinesh Singal
        Jay Horowitz                                    Francine Sinofsky
        Timothy Hosea                                   Michael Solomon
        Zofia Hrymoc                                    Eva Stahl
        Pasqualino Ioffreda                             Alfred Tria
        Richard Ioffreda                                Michael Weingarten
        Narayanan Jeganathan                            Hen-Vai Wu
        Chandrakala Kamath                              Joseph Zullo
        Nuzhat Karim

* indicates Partners in Care physician currently applying to Aetna - U.S. Healthcare

                                                   0000-95287-1998-430-99-1-04

Annual Statement for the      of the Aetna U.S. Healthcare Inc. (a New Jersey
Corporation)


                   PREMIUMS, ENROLLMENT AND UTILIZATION TABLE
                                  REPORT FOR:
     1. CORPORATION...Aetna U.S. Healthcare Inc. (a New Jersey corporation)
                          2. DIVISION...Fairfield, NJ

              BUSINESS IN THE STATE OF GRAND TOTAL DURING THE YEAR

NAIC Group Code...0001                                 NAIC Company Code...95287

--------------------------------------------------------------------------------------------------------------------------
                                                                                         Group
                                                               -----------------------------------------------------------
                                                       1              2              3           4                5
                                                     Grand          Total       Experience       Class        Community
                                                     Total          Group      Rated Groups  Rated Groups    Rated Groups
--------------------------------------------------------------------------------------------------------------------------
Total Members at end of:
  1. Prior year ..............................       779,332          646,459        0           0               646,459
  2. First quarter ...........................       839,089          696,502        0           0               696,502
  3. Second quarter ..........................       844,920          696,901        0           0               696,901
  4. Third quarter ...........................       750,228          597,001        0           0               597,001
  5. Current year ............................       759,744          600,981        0           0               600,981
--------------------------------------------------------------------------------------------------------------------------
  6. Current Year Member Months ..............     9,544,354        7,750,577        0           0             7,750,577
--------------------------------------------------------------------------------------------------------------------------
Total Member Ambulatory Encounters for Year:
  7. Physician ...............................     6,833,255        4,907,095        0           0             4,907,095
  8. Non-physician ...........................             0                0        0           0                     0
  9. Totals ..................................     6,833,255        4,907,095        0           0             4,907,095
--------------------------------------------------------------------------------------------------------------------------
 10. Hospital Patient Days Incurred ..........       326,660          160,892        0           0               160,892
--------------------------------------------------------------------------------------------------------------------------
 11. Premiums collected ...................... 1,555,583,468    1,027,572,705        0           0         1,027,572,705
 12. Premiums receivable:
     a. Year-end - current ...................    73,386,398       56,384,636        0           0            56,384,636
     b. Year-end - prior .....................    56,000,095       54,356,865        0           0            54,356,865
 13. Unearned or advanced premiums:
     a. Year-end - current ...................    44,807,276        7,922,257        0           0             7,922,257
     b. Year-end - prior .....................    42,132,590       13,140,801        0           0            13,140,801
 14. Premiums Earned ......................... 1,570,295,085    1,034,819,020        0           0         1,034,819,020
--------------------------------------------------------------------------------------------------------------------------
 15. Amount paid for provision of health
     care services ........................... 1,280,782,318      800,510,881        0           0           800,510,881
 16. Amount reported unpaid for provision
     of health care services:
     a. Year-end - current....................    46,617,644       39,776,389        0           0            39,776,389
     b. Year-end - prior .....................   228,440,219      151,530,411        0           0           151,530,411
 17. Amount estimated incurred but unreported
     for provision of health care services:
     a. Year-end - current ...................   213,852,181      117,208,317        0           0           117,208,317
     b. Year-end - prior .....................     5,225,894        4,165,182        0           0             4,165,182
 18. Amount incurred for provision of health
     care services ........................... 1,307,586,030      801,799,994        0           0           801,799,994
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                              Medicare
                                             --------------------------------------
                                                  6              7           8            9            10          11
                                               Medicare       Medicare    Medicare
                                             for Enrollees      Risk        Cost         Medicaid   Individual   Other
--------------------------------------------------------------------------------------------------------------------------
Total Members at end of:
  1. Prior year .............................     XXX            61,937         0         61,982       8,954         0
  2. First quarter ..........................     XXX            72,540         0         60,256       9,791         0
  3. Second quarter .........................     XXX            75,004         0         62,895      10,120         0
  4. Third quarter ..........................     XXX            77,532         0         65,108      10,587         0
  5. Current year ...........................     XXX            78,857         0         68,403      11,503         0
--------------------------------------------------------------------------------------------------------------------------
  6. Current Year Member Months .............     XXX           900,971         0        769,292     123,514         0
--------------------------------------------------------------------------------------------------------------------------
Total Member Ambulatory Encounters for Year:
  7. Physician ..............................     XXX         1,456,639         0        392,002      77,519         0
  8. Non-physician ..........................     XXX                 0         0              0           0         0
  9. Totals .................................     XXX         1,456,639         0        392,002      77,519         0
--------------------------------------------------------------------------------------------------------------------------
 10. Hospital Patient Days Incurred .........     XXX           130,304         0         35,464           0         0
--------------------------------------------------------------------------------------------------------------------------
 11. Premiums collected .....................          0    429,403,744         0     98,607,019           0         0
 12. Premiums receivable:
     a. Year-end - current ..................          0      3,599,997         0     13,401,765           0         0
     b. Year-end - prior ....................          0        502,809         0      1,140,421           0         0
 13. Unearned or advanced premiums:
     a. Year-end - current ..................          0     36,885,019         0              0           0         0
     b. Year-end - prior ....................          0     28,991,789         0              0           0         0
 14. Premiums Earned ........................          0    464,607,702         0    110,868,363           0         0
--------------------------------------------------------------------------------------------------------------------------
 15. Amount paid for provision of health
     care services ..........................          0    377,449,752         0    102,821,685           0         0
 16. Amount reported unpaid for provision
     of health care services:
     a. Year-end - current...................          0      5,285,814         0      1,555,441           0         0
     b. Year-end - prior ....................          0     56,988,477         0     19,921,331           0         0
 17. Amount estimated incurred but unreported
     for provision of health care services:
     a. Year-end - current ..................          0     78,866,717         0     17,777,147           0         0
     b. Year-end - prior ....................          0        802,353         0        258,359           0         0
 18. Amount incurred for provision of health
     care services ..........................          0    403,811,453         0    101,974,583           0         0
--------------------------------------------------------------------------------------------------------------------------

                                                         980 Jolly Road
[Aetna U.S. Healthcare LOGO]                             P.O. Box 1109
US Healthcare                                            Blue Bell, PA 19422
                                                         215.628.4800
                                                         http://www.ushc.com


December 1, 1997

Mr. Kevin O'Brien                                     Certified # P 505 141 796
St. Peters Medical Center
Partner In Care Corporation
254 Easton Avenue
New Brunswick, NJ 02901

Dear Mr. O'Brien:

Enclosed for your files, please find a fully executed Amendment to the Health Care Service Agreement between Partners In Care Corporation and Aetna U.S. Healthcare.

We at Aetna U.S. Healthcare are very pleased that you are continuing your participation in our network of providers. We look forward to the development of a long and mutually beneficial relationship.

Should you have any questions or need further assistance, please do not hesitate to contact me directly at (201) 244-3503.

Sincerely,


Linda Lederman
Linda Lederman
Health Delivery


kjm
Enclosure

            AMENDMENT TO THE HEALTH CARE SERVICES AGREEMENT ("HCSA")
                   between U.S. HEALTHCARE ("AETNA/USHC") and
                         PARTNERS IN CARE, CORP. ("PIC")
                        EXECUTED on July 11 and 12, 1995

         WHEREAS AETNA/USHC and PIC have recognized that the reconciliation process outlined in the HCSA does not adequately meet their operational objectives; and

         WHEREAS AETNA/USHC and PIC believe that they will both be better served by a more frequent reconciliation and by using statewide medical loss data.

         NOW THEREFORE, for good and valuable consideration as set forth above, AETNA/USHC and PIC agree as follows:,

         Attachment B to the HCSA is amended by the addition of the following:

1. Interim Reconciliation. In addition to the final reconciliation (13) months after the close of any contract year, interim reconciliations and payments based thereon shall be made upon the following schedule:


-------------------------------------------------------------------------------------------------------------
  Surplus Payment             For the Contract            Reconciliation Report            % of Surplus or
 Distribution Date                 Period                         Date                    Deficit Paid to or
                                                                                             by PIC at the
                                                                                          Distribution Date
-------------------------------------------------------------------------------------------------------------
November 5, 1997               3/1/97  - 6/30/97            10/97 Paid Thru 9/97           60%
-------------------------------------------------------------------------------------------------------------
February 15, 1998              3/1/97  - 6/30/97            1/98 Paid Thru 12/97           90%
                               7/1/97  - 9/30/97                                           60%
-------------------------------------------------------------------------------------------------------------
May 15, 1998                   3/1/97  - 6/30/97            4/98 Paid Thru 3/98            100%
                               7/1/97  - 9/30/97                                           90%
                               10/1/97 - 12/31/97                                          60%
-------------------------------------------------------------------------------------------------------------
August 15, 1998                3/1/97  - 6/30/97 Final      7/98 Paid Thru 6/98            100%
                               7/1/97  - 9/30/97                                           100%
                               10/1/97 - 12/31/97                                          90%
                               1/1/98  - 3/31/98                                           60%
-------------------------------------------------------------------------------------------------------------
November 15, 1998              7/1/97  - 9/30/97            10/98 Paid Thru 9/98           100%
                               10/1/97 - 12/31/97                                          100%
                               1/1/98  - 3/31/98                                           90%
                               4/1/98  - 6/30/98                                           60%
-------------------------------------------------------------------------------------------------------------
February 15, 1999              10/1/97 - 12/31/97           1/99 Paid Thru 12/98           100%
                               1/1/98  - 3/31/98                                           100%
                               4/1/98  - 6/30/98                                           90%
                               7/1/98  - 9/30/98                                           60%
-------------------------------------------------------------------------------------------------------------
May 15, 1999                   1/1/98  - 3/31/98            4/99 Paid Thru 3/99            100%
                               4/1/98  - 6/30/98                                           100%
                               7/1/98  - 9/30/98                                           90%
                               10/1/98 - 12/31/98                                          60%
-------------------------------------------------------------------------------------------------------------
August 15, 1999                7/1/97  - 6/30/98 Final      7/99 Paid Thru 6/99            100%
                               7/1/98  - 9/30/98                                           100%
                               10/1/98 - 12/31/98                                          90%
                               1/1/99  - 3/31/99                                           60%
-------------------------------------------------------------------------------------------------------------

 Thereafter Quarterly According to the Above Schedule of Quarterly and Final Annual Reconciliations

         If after an interim surplus or deficit distribution is made it is determined that the distribution was incorrect (for example due to error in calculation or to a change in the IBNR information), an adjustment will be made in the next quarterly reconciliation distribution.

         Calculation of the surplus or deficit distribution shall be made by AETNA/USHC based upon AETNA/USHC's reconciliation reports using the data, methodology, parameters, and formulas used the calculate the August 1997 reconciliation report annexed hereto.

         AETNA/USHC shall use the data, methodology, parameters and formulas used to create the August 1997 reconciliation report and shall not change same in any way without the written consent of PIC.

2. The above notwithstanding, Partners in Care's percentage of premium shall never be less than HMO's Medical Loss Ratio for New Jersey, as filed with the State of New Jersey Department of Insurance, over the identical time span. For these purposes and for purposes of reconciliation, premium requirement and claims paid shall include premium and claims paid as part of a point of service program offering HMO benefits in conjunction with indemnity benefits offered by an HMO affiliated insurance company.

         In all other respects, the HCSA remains in full force and effect.



PARTNERS IN CARE, CORP.                             AETNA/U.S. HEALTHCARE, INC.


By: John Matuska                                    By: [SIGNATURE ILLEGIBLE]
   -------------------------------                      ------------------------
   John Matuska, President                          Title: Senior Vice President
                                                           ---------------------
Date: October 23, 1997                              Date: November 5, 1997
      ----------------------------                        ----------------------

                                                                 DATE: 09/16/97
                                                     CONTR. YEAR: 07/96 - 06/97
                                  PAID THROUGH 08/97




               SRR135O                                                AETNA US HEALTH
   PRODUCT:    ICRB0076                                                  RECONCILIATION
                                                SUBTOTAL FOR NETWORK: SRR/PARTNERS IN CARE
NETWORK: SRR/PARTNERS IN CARE             COMPANY: FULLY INSURED    PROD: HMO    LOB: COM LOB   SUBTYPE: COM

   DATES OF SERVICE                 JULY        AUG       SEPT         OCT        NOV         DEC        JAN
                                    ====       ====       ====        ====       ====        ====       ====
   MEMBER MONTHS                       0          0          0           0          0           0          0
--------------------------------------------------------------------------------------------------------------------
    BASE   72.00%                      0          0          0           0          0           0          0

   PRIMARY FUND
     ALLOCATION                        0          0          0           0          0           0          0
     ALLOCATION ADJUST                 0          0          0           0          0           0          0
     CAPITATION PAID                   0          0          0           0          0           0          0
     CAP PAYMENT ADJUST                0          0          0           0          0           0          0
     DISTRIBUTION PAID                 0          0          0           0          0           0          0
     ESTIMATED STATUS                  0          0          0           0          0           0          0
     ACTUAL STATUS                     0          0          0           0          0           0          0
     ESTIMATED YEAR END                0          0          0           0          0           0          0
     ACTUAL YEAR END                   0          0          0           0          0           0          0
     ADJUSTMENT TO ACTUAL              0          0          0           0          0           0          0
--------------------------------------------------------------------------------------------------------------------
   PRIMARY FUND BALANCE                0          0          0           0          0           0          0

   SPECIALIST FUND
     ALLOCATION                        0          0          0           0          0           0          0
     ALLOCATION ADJUST                 0          0          0           0          0           0          0
     CAPITATION PAID                   0          0          0           0          0           0          0
     CAP PAID ADJUST                   0          0          0           0          0           0          0
     ALLOCATION PAID                   0          0          0           0          0           0          0
     ALLOCATION PAID ADJUST            0          0          0           0          0           0          0
     CLAIMS PAID                       0          0          0           0          0           0          0
     CLAIMS ADJUST                     0          0          0           0          0           0          0
     CLAIMS IBNR                       0          0          0           0          0           0          0
     SQCCS ACTUAL PAYMENT              0          O          0           0          0           0          0
--------------------------------------------------------------------------------------------------------------------
   SPECIALIST FUND BALANCE             0          O          0           0          0           0          0

   FACILITIES FUND
     ALLOCATION                        0          0          0           0          0           0          0
     ALLOCATION ADJUST                 0          0          0           0          0           0          0
     ALLOCATION PAID                   0          0          0           0          0           0          0
     ALLOCATION PAID ADJUST            0          0          0           0          0           0          0
     CLAIMS PAID                       0          0          0           0          0           0          0
     CLAIMS ADJUST                     0          0          0           0          0           0          0
     CLAIMS IBNR                       0          0          0           0          0           0          0
     OTHER ASSESSMENTS                 0          0          0           0          0           0          0
     ACTUAL CAPTAINER PAYMENTS         0          0          0           0          0           0          0
--------------------------------------------------------------------------------------------------------------------
   FACILITIES FUND BALANCE             0          0          0           0          0           0          0

     RISK PROTECTION PREMIUM           0          0          0           0          0           0          0
     RISK PROTECTION RECOVERY          0          0          0           0          0           0          0
   RISK PROTECTION BALANCE             0          0          0           0          0           0          0

   SURPLUS / (DEFICIT)                 0          0          0           0          0           0          0



   DATES OF SERVICE                 FEB         MAR          APR          MAY          JUNE          YTD
                                   ====        ====         ====         ====          ====         ====
   MEMBER MONTHS                       0      5,298        5,339        5,573         5.586       21,796
--------------------------------------------------------------------------------------------------------
     BASE   72.00%                     0      5,298        5,339        5,573         5,586       21,796

   PRIMARY FUND
     ALLOCATION                        0     62,958       62,983       66,488        66,126      258,555
     ALLOCATION ADJUST                 0        197          232            0             0          430
     CAPITATION PAID                   0    (70.111)     (70,847)     (76,122)      (74,618)    (291,697)
     CAP PAYMENT ADJUST                0     (2,127)      (2,013)      (4,546)       (2,187)     (10,933)
     DISTRIBUTION PAID                 0     (8,016)      (8.581)     (10,230)       (9,960)     (36,187)
     ESTIMATED STATUS                  0     (3,074)      (3,150)      (3,518)       (3,330)     (13,071)
     ACTUAL STATUS                     0          0            0            0       (13,611)     (13,611)
     ESTIMATED YEAR END                0          0            0            0             0            0
     ACTUAL YEAR END                   0          0            0            0             0            0
     ADJUSTMENT TO ACTUAL              0      1,216        1,252        1,489         1,346        5,304
--------------------------------------------------------------------------------------------------------
   PRIMARY FUND BALANCE                0    (18,957)     (20,183)     (26,438)      (22,622)     (88,200)

   SPECIALIST FUND
     ALLOCATION                        0    197,849      198,603      208,560       208,503      813,515
     ALLOCATION ADJUST                 0      8,681        8,877        8,491         8,501       34,549
     CAPITATION PAID                   0    (23,549)     (24,203)     (24,898)      (25,884)     (98,534)
     CAP PAID ADJUST                   0        (41)         (63)           0             0         (103)
     ALLOCATION PAID                   0          0            0            0             0            0
     ALLOCATION PAID ADJUST            0          0            0            0             0            0
     CLAIMS PAID                       0   (146,544)    (107,344)    (110,369)      (94,968)    (459,224)
     CLAIMS ADJUST                     0          0            0            0             0            0
     CLAIMS IBNR                       0    (27,747)     (22,095)     (38,577)      (41,519)    (129,938)
     SQCCS ACTUAL PAYMENT              0          0            0            0             0            0
--------------------------------------------------------------------------------------------------------
   SPECIALIST FUND BALANCE             0      8,649       53,775       43,207        54,633      160,264

   FACILITIES FUND
     ALLOCATION                        0    280,107      281,705      295,416       295,841    1,153,069
     ALLOCATION ADJUST                 0     14,161       14,515       14,064        13,990       56,730
     ALLOCATION PAID                   0          0            0            0             0            0
     ALLOCATION PAID ADJUST            0          0            0            0             0            0
     CLAIMS PAID                       0   (204,414)     (79,069)     (75,435)      (94,873)    (453,791)
     CLAIMS ADJUST                     0          0            0            0             O           0
     CLAIMS IBNR                       0    (24,750)     (12,925)     (21,426)      (41,380)    (100,480)
     OTHER ASSESSMENTS                 0          0            0            0             0            0
     ACTUAL CAPTAINER PAYMENTS         0          0            0            0             0            0
--------------------------------------------------------------------------------------------------------
   FACILITIES FUND BALANCE             0     65,104      204,226      212,619       173,579      655,528

     RISK PROTECTION PREMIUM           0          0            0            0             0            0
     RISK PROTECTION RECOVERY          0          0            0            0             0            0
   RISK PROTECTION BALANCE             0          0            0            0             0            0

   SURPLUS / (DEFICIT)                 0     54,797      237,818      229,387       205,590      727,592

                                                                 DATE: 09/16/97
                                                     CONTR. YEAR: 07/97 - 06/98
                                  PAID THROUGH 08/97

               SRR135O                                                AETNA US HEALTH
   PRODUCT:    ICRB0076                                                  RECONCILIATION
                                                SUBTOTAL FOR NETWORK: SRR/PARTNERS IN CARE
   NETWORK: SRR/PARTNERS IN CARE               COMPANY: FULLY INSURED  PROD: HMO     LOB: COM   LOB SUBTYPE: COM

   DATES OF SERVICE                 JULY        AUG       SEPT         OCT        NOV         DEC        JAN
                                    ====       ====       ====        ====       ====        ====       ====
   MEMBER MONTHS                   5,826          0          0           0          0           0          0
-------------------------------------------------------------------------------------------------------------------
    BASE   72.00%                  5,826          0          0           0          0           0          0

   PRIMARY FUND
     ALLOCATION                   68,974          0          0           0          0           0          0
     ALLOCATION ADJUST                 0          0          0           0          0           0          0
     CAPITATION PAID             (74,943)         0          0           0          0           0          0
     CAP PAYMENT ADJUST             (529)         0          0           0          0           0          0
     DISTRIBUTION PAID           (12,737)         0          0           0          0           0          0
     ESTIMATED STATUS            (13,269)         0          0           0          0           0          0
     ACTUAL STATUS                     0          0          0           0          0           0          0
     ESTIMATED YEAR END                0          0          0           0          0           0          0
     ACTUAL YEAR END                   0          0          0           0          0           0          0
     ADJUSTMENT TO ACTUAL          1,368          0          0           0          0           0          0
-------------------------------------------------------------------------------------------------------------------
   PRIMARY FUND BALANCE          (21,137)         0          0           0          0           0          0

   SPECIALIST FUND
     ALLOCATION                  227,666          0          0           0          0           0          0
     ALLOCATION ADJUST                 0          0          0           0          0           0          0
     CAPITATION PAID             (26,835)         0          0           0          0           0          0
     CAP PAID ADJUST                   0          0          0           0          0           0          0
     ALLOCATION PAID                   0          0          0           0          0           0          0
     ALLOCATION PAID ADJUST            0          0          0           0          0           0          0
     CLAIMS PAID                 (48,422)         0          0           0          0           0          0
     CLAIMS ADJUST                     0          0          0           0          0           0          0
     CLAIMS IBNR                 (68,313)         0          0           0          0           0          0
     SQCCS ACTUAL PAYMENT              0          0          0           0          0           0          0
-------------------------------------------------------------------------------------------------------------------
   SPECIALIST FUND BALANCE        84,097          0          0           0          0           0          0

   FACILITIES FUND
     ALLOCATION                  322,920          0          0           0          0           0          0
     ALLOCATION ADJUST                 0          0          0           0          0           0          0
     ALLOCATION PAID                   0          0          0           0          0           0          0
     ALLOCATION PAID ADJUST            0          0          0           0          0           0          0
     CLAIMS PAID                 (60,643)         0          0           0          0           0          0
     CLAIMS ADJUST                     0          0          0           0          0           0          0
     CLAIMS IBNR                 (94,177)         0          0           0          0           0          0
     OTHER ASSESSMENTS                 0          0          0           0          0           0          0
     ACTUAL CAPTAINER PAYMENTS         0          0          0           0          0           0          0
-------------------------------------------------------------------------------------------------------------------
   FACILITIES FUND BALANCE       168,100          0          0           0          0           0          0

     RISK PROTECTION PREMIUM           0          0          0           0          0           0          0
     RISK PROTECTION RECOVERY          0          0          0           0          0           0          0
   RISK PROTECTION BALANCE             0          0          0           0          0           0          0

   SURPLUS / (DEFICIT)           231,060          0          0           0          0           0          0



   DATES OF SERVICE                FEB         MAR          APR          MAY          JUNE          YTD
                                  ====        ====         ====         ====          ====         ====
   MEMBER MONTHS                     0           0            0            0             0        5,826
-------------------------------------------------------------------------------------------------------
    BASE   72.00%                    0           0            0            0             0        5,826

   PRIMARY FUND
     ALLOCATION                      0           0            0            0             0       68,974
     ALLOCATION ADJUST               0           0            0            0             0            0
     CAPITATION PAID                 0           0            0            0             0      (74,943)
     CAP PAYMENT ADJUST              0           0            0            0             0         (529)
     DISTRIBUTION PAID               0           0            0            0             0      (12,737)
     ESTIMATED STATUS                0           0            0            0             0       (3,269)
     ACTUAL STATUS                   0           0            0            0             0            0
     ESTIMATED YEAR ENO              0           0            0            0             0            0
     ACTUAL YEAR ENO                 0           0            0            0             0            0
     ADJUSTMENT TO ACTUAL            0           0            0            0             0        1,368
-------------------------------------------------------------------------------------------------------
   PRIMARY FUND BALANCE              0           0            0            0             0      (21,137)

   SPECIALIST FUND
     ALLOCATION                      0           0            0            0             0      227,666
     ALLOCATION ADJUST               0           0            0            0             0            0
     CAPITATION PAID                 0           0            0            0             0      (26,835)
     CAP PAID ADJUST                 0           0            0            0             0            0
     ALLOCATION PAID                 0           0            0            0             0            0
     ALLOCATION PAID ADJUST          0           0            0            0             0            0
     CLAIMS PAID                     0           0            0            0             0      (48,422)
     CLAIMS ADJUST                   0           0            0            0             0            0
     CLAIMS 18HR                     0           0            0            0             0      (68,313)
     SQCCS ACTUAL PAYMENT            0           0            0            0             0            0
-------------------------------------------------------------------------------------------------------
   SPECIALIST FUND BALANCE           0           0            0            0             0       84,097

   FACILITIES FUND
     ALLOCATION                      0           0            0            0             0      322,920
     ALLOCATION ADJUST               0           0            0            0             0            0
     ALLOCATION PAID                 0           0            0            0             0            0
     ALLOCATION PAID ADJUST          0           0            0            0             0            0
     CLAIMS PAID                     0           0            0            0             0      (60,643)
     CLAIMS ADJUST                   0           0            0            0             0            0
     CLAIMS IBHR                     0           0            0            0             0      (94,177)
     OTHER ASSESSMENTS               0           0            0            0             0            0
     ACTUAL CAPTAINER PAYMENTS       0           0            0            0             0            0
-------------------------------------------------------------------------------------------------------
   FACILITIES FUND BALANCE           0           0            0            0             0      168,100

     RISK PROTECTION PREMIUM         0           0            0            0             0            0
     RISK PROTECTION RECOVERY        0           0            0            0             0            0
   RISK PROTECTION BALANCE           0           0            0            0             0            0

   SURPLUS / (DEFICIT)               0           0            0            0             0      231,060

                              U.S. HEALTHCARE


        Please complete and return this form with the signed agreement.


PROVIDER: PARTNERS IN CARE CORPORATION
          ----------------------------------------------------------------------

MAILING ADDRESS:               254 Easton Avenue
                               -------------------------------------------------
                               New Brunswick, New Jersey 08901
                               -------------------------------------------------
                               Attention: Kevin O'Brien
                               -------------------------------------------------

                               -------------------------------------------------

REIMBURSEMENT ADDRESS:         254 Easton Avenue
                               -------------------------------------------------
                               New Brunswick, New Jersey 08901
                               -------------------------------------------------
                               Attention: Kevin O'Brien
                               -------------------------------------------------

                               -------------------------------------------------

MAIN TELEPHONE NUMBER:         (908) 745-8593
                               -------------------------------------------------
CHIEF EXECUTIVE OFFICER:       Interim: John Matuska
                               -------------------------------------------------
CHIEF FINANCIAL OFFICER:       Interim: Gerald Tofani
                               -------------------------------------------------
BUSINESS OFFICE MANAGER:       Interim: Kevin O'Brien
                               -------------------------------------------------
FEDERAL TAX I.D. NUMBER:       22-2727271
                               -------------------------------------------------
CONTACT PERSON:                Interim: Susan J. Warner
                               -------------------------------------------------
SERVICE AREA:                  Central New Jersey
                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------
SERVICE LOCATION(S):           Central New Jersey
                               -------------------------------------------------

                               -------------------------------------------------

                               -------------------------------------------------

                         HEALTH CARE SERVICES AGREEMENT

         This Agreement is between U.S. Healthcare/The Health Maintenance Organization of New Jersey, Inc., ("HMO") and Partners In Care, Inc. ("Provider"). Its purpose is to establish a health care delivery system ("the System") to be provided by Provider for the benefit of HMO members.

I. Provider's Services - Provider will arrange for the provision of complete medical services through its own network of providers for HMO members who elect primary care physician (PCP) offices designated for the System ("Members"). Attachment "C", hereto lists the designated offices. The parties may, from time to time during the term of this Agreement, mutually agree to add or delete designated offices, in which case Attachment "C" will be amended. Provider will provide all members' basic benefits and services as contained in HMO's service agreement for its state and federally approved pre-paid health care program. These benefits and services will be available to all Members on an equal, non-discriminatory basis with Provider's other patients, if any. Provider will also participate fully in HMO's specially developed benefit and cost containment programs, such as Li'1 Appleseed and Home Care. A further specification of benefits and services to be provided is attached hereto and incorporated herein as Attachment "A". The parties may, only by mutual agreement, add or delete certain benefits and services from those to be provided under this agreement. Provider shall not be required to provide services as set forth in paragraph 22 below,

2. HMO's Duties - HMO at its sole cost and expense will market the System, enroll members, procure and maintain all regulatory approvals, process claims, collect and process all premium payments made by and on behalf of Members, disburse payments to Provider and provide its customary assistance in administration of the program, including data collection and computerized reports, membership verification, a member relations program and a grievance process.

3. Compensation to Provider. Prior to reaching the enrollment of 5,000 Members through Provider's PCP's, compensation to members of the Provider's provider network shall be paid in accordance with the rates contained in: the Managed Care Agreement between HMO and St. Peter's Medical Center, the Primary Care Physician Agreement between HMO and the Provider's PCP's and the Specialist Care Agreement between the HMO and the Provider's specialist physicians (hereinafter collectively referred to as the "Fee for Service Agreements"). Additionally, prior to reaching the enrollment of 5,000 Members, members of the Provider's provider network may be paid on a fee for service / case rate basis on such case rates as may be developed by the Joint Operations Committee and approved in writing by the parties to this Agreement. Upon reaching the 5,000 enrollment trigger, as compensation for services to be provided per this Agreement, Provider will be paid at the rates set forth on the attached compensation schedule (Attachment B). The above notwithstanding, certain of HMO's Members are enrolled with HMO on an administrative services only ("ASO"), non-risk basis, and compensation to the members of Provider's provider network with regard to said Members shall remain as set forth in the Fee for Service Agreements unless otherwise agreed to by both parties. The ASO membership will not be counted in the calculation of the 5,000 Member conversion threshold.

Provider will also be entitled to collect and retain from Members the nominal copayments permitted in the Member's HMO agreement. Provider agrees to accept the payments provided for in this


                                     1 of 7

Agreement as full and complete compensation hereunder and at no time will Provider seek compensation from Members except for copayments authorized by HMO's group contracts.

Provider hereby agrees that in no event, including, but not limited to non-payment by the HMO, HMO insolvency or breach of this agreement, shall Provider bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against Member or persons other HMO acting on their behalf for services listed in this Agreement. This provision shall not prohibit collection of supplemental charges or copayments on HMO's behalf made in accordance with the terms of the agreement between HMO and Member. Provider further agrees that (1) the hold harmless provision herein shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of the HMO Member and that (2) this hold harmless provision supersedes any oral or written contrary agreement now existing or hereafter entered into between Provider and Member or persons acting on Member's behalf. Any modification, addition, or deletion to the provisions of this section will become effective on a date no earlier than thirty-one (31) days after the Department of Insurance has received written notice of such proposed change.

4. Subcontracts. Provider may, with the prior written approval of HMO enter into subcontracts for services, and/or facilities to be provided hereunder. All such subcontracts must be in writing and previously approved by HMO, which shall use the same criteria for acceptance that it uses for its own contracts for similar services, and facilities. The same requirement of a written agreement and rights of review and approval shall exist with respect to employment agreements should Provider choose to hire health care professionals to discharge any of its obligations hereunder.

5. Cooperation - Provider and HMO will maintain an effective liaison and close cooperation with each other to provide maximum benefits at reasonable costs consistent with acceptable standards of medical practice. Provider will comply with HMO administrative policies and procedures, including those related to the delivery of medical services, and will keep and make available such medical, financial and other records as HMO requires for the System and its Members, including without limitation, patient encounter forms as and when prescribed by HMO. A sample HMO enrollment form showing the integrated information release language, is attached as Exhibit 1. Upon prior written request HMO may make available to Provider such medical, financial and other records as Provider may require for Provider's internal quality assurance and resource utilization purposes and as Provider may require to confirm the accuracy of HMO's calculation of payment due to Provider. HMO shall not unreasonably deny access to pertinent information.

6. Notices - Any notice required to be given pursuant to this Agreement shall be in writing and hand delivered or sent certified or register mail to the Provider at:

               President

               Partners In Care, Inc.

               254 Easton Avenue

               New Brunswick, New Jersey 08903

with a copy to:

                                     2 of 7

               Michael J. Baker, Esq.

               Hoagland, Longo, Moran, Dunst & Doukas

               P.0. Box 480

               New Brunswick, NJ 08903.

and to HMO at:

               U.S. Healthcare, Inc.

               Attn.: Contracts Manager

               980 Jolly Road

               P.O. Box 1109

               Blue Bell, PA. 19422


7. Complaints - Provider agrees to cooperate with and provide HMO with the information necessary to resolve HMO Member grievances with respect to Provider Services.

8. Quality Assurance - HMO uses a system of utilization/quality assurance/peer review based on standards established by federal and state law to promote adherence to accepted medical standards and encourage participating physicians to keep medical costs at a minimum level consistent with sound medical treatment. To this end, Provider agrees to cooperate with HMO's program, the cost of which shall be borne by HMO, and to provide such records as hospital discharge and other medical records as it may be authorized to provide, as well as assistance that HMO may request for its utilization monitoring and review. HMO shall provide sixty (60) days prior written notice of changes to these programs.

9. Roster - Except as set forth in paragraph 22 below, HMO may use Provider's name, address, telephone number, descriptions of services and other information, and similar information related to health professionals providing services to the System. HMO shall use Provider's name in HMO's Provider manual in reference to Providers primary care and specialty physicians. Provider's specialists may request to not be listed in the general specialist directory. Provider will obtain any necessary related consents (in writing). Provider agrees, when requested by HMO, to furnish HMO a current list of participating physicians and other health professionals performing services within the System. The list will include names, specialties (as applicable, board status, association memberships and relationship to Provider).

10. Independent Contractors - The parties are independent contractors. Neither is an employee, agent or representative of the other. Consequently, neither will have authority to enter agreements or make any commitments on behalf of the other unless expressly authorized in writing.

11. Insurance - Each party will maintain, at its own expense, general and professional liability and such other insurance as necessary to insure itself, its agents and employees against any claim or action for damages related to this Agreement or its performance. The limits of malpractice liability

                                     3 of 7
shall not be less than $1,000,000 per claim and $3,000,000 per aggregate. Provider further agrees to indemnify and hold harmless HMO against any claims or liabilities arising under this paragraph which are the sole responsibility of Provider. HMO further agrees to indemnify and hold harmless Provider against any claims or liabilities arising under this paragraph which are the sole responsibility of HMO.

12. Term of Agreement - This Agreement shall be effective for three (3) years from July 1, 1995. Neither Party may terminate this Agreement for convenience during the initial term. Thereafter, this agreement shall be renewed for an additional three (3) year Period unless terminated by either party at its sole discretion and option by a written notice thereof mailed to the other party by certified or registered mail at least one-hundred eighty (180) days prior to July 1, 1998. On termination, the rights of each party shall terminate. However, Provider may be required by HMO to complete treatment of persons then being treated and HMO shall reimburse Provider for any such treatment pursuant to Paragraph 3 of this Agreement.

This Agreement may be terminated for cause at any time by either party if the other has breached any term or condition of this Agreement and the breach has not been cured within 30 days after written notice of intent to terminate is received.

13. Confidentiality - The parties agree to treat Member medical records as confidential so as to comply with all applicable law.

14. Assignment and Delegation - Because of the special nature of Provider's services, Provider may not assign any rights (except to an accounting or billing agent) or delegate any duties of this Agreement without the express prior written consent of HMO, which consent shall be attached to and incorporated within this Agreement. Any purported assignment, subcontract or delegation in derogation of this prohibition shall be null and void. HMO may, for business purposes, assign its rights and/or delegate its obligations to a subsidiary, affiliate or successor in interest. Any other assignment of this agreement by HMO shall require the prior written consent of Provider, which consent shall be attached to and incorporated within this Agreement.

15. Modification - This Agreement can only be amended by a writing signed by both parties.

16. Affirmative Action Program - HMO is an Equal Opportunity Employer which maintains an Affirmative Action Program. The parties agree that they will comply with Executive Order 11246, the Vietnam Era Veterans Readjustment Act of 1974, the Drug Free Workplace Act of 1988, and the Vocational Rehabilitation Act in transactions relating to any government contract.

17. NON-HMO Program Participation - Services under this Agreement may be made available to Members of the PPO, licensed insurer, Workers' Compensation and managed care plans affiliated with HMO ("the Plans"). Provider will have the option to notify HMO in writing which plans(s) it intends to exclude from this agreement 90 days prior to the effective date of that exclusion. Provider agrees that it will provide services for the Plans under the then current compensation agreement with HMO. Upon prior approval of Provider, HMO may designate the undersigned Provider as a participant or non-participant in any specific Plan.


                                     4 of 7

18. Confidentiality and Non-Disclosure - This Agreement and the terms and conditions herein shall be treated by the parties as strictly confidential. Accordingly, the parties agree not to directly or indirectly disclose this Agreement or the terms and conditions herein, including but not limited to all schedules and financial terms, to any third party. The parties agree that the breach or prospective breach of this provision will cause irreparable harm for which money damages may not be adequate. The parties therefore agree that in addition to any other remedies, the non-breaching party shall be entitled to injunctive or other equitable relief to restrain the breach hereof. This provision shall not apply to disclosures required by law, provided such disclosure is limited to the extent required by law. This paragraph shall survive termination of this Agreement.

19. Non Competition/Non-Solicitation - During the term of this Agreement, from July 1, 1995 forward, Provider (including St. Peter's Medical Center) will not directly or indirectly operate or file for a license to operate, directly or indirectly, a Health Maintenance Organization (HMO), Preferred Provider Organization (PPO) or other managed care plan in the HMO service area. After that period, in the event that Provider (including St. Peter's Medical Center) intends to file for a license to operate, purchase, or be acquired by an HMO, PPO, or other managed care plan, Provider shall give HMO six (6) months prior written notice of such intention, during which time Provider may not purchase, operate or be acquired by such an HMO, PPO, or other managed care plan. In the event Provider receives notice of any affiliate, subsidiary, or parent's action of filing or intent to file a license to operate, purchase, or be acquired by an HMO, PPO, or other managed care plan, Provider shall notify HMO immediately in writing of such affiliate, subsidiary or parent's intent or action.

20. Monthly Reports - HMO shall supply monthly reports, in raw data and report formats, to Provider regarding claims and encounter information sufficient for Provider to accurately track resource utilization and performance indicators. The data shall be comprehensive and include specialists, primary care physicians, hospital and other provider information regarding the systems' members. The lag time between initial submission of claim by member and incorporation of said member's data in the aforesaid report shall not be greater than 60 days.

21. Joint Operations Committee - In order to foster cooperation and efficient coordination between Provider and HMO, the parties shall form a joint operations committee. This committee shall be staffed by both parties and shall meet on a bi-weekly basis during the first year of the term of this agreement and regularly as needed thereafter. The committee shall adopt and implement policies including, but not limited to, the following: Creation of an easy and convenient membership verification system for the Provider physicians and hospital, dealing with intra-practice coverage issues, establishing a provider grievance procedure, for the Provider, physician, hospital and other members of its provider network, review of specialist referral patterns and utilization, coding and re-bundling issues, changes in HMO's utilization management program or administrative requirements, and the establishment of case rates where appropriate.

22. Directives for Catholic Institutions - Provider shall not be required under this agreement to provide any services it deems to be contrary to or inconsistent with the Directives for Catholic Health Care Institutions. Members of the Providers Network shall not be required, or permitted to

                                     5 of 7
provide any such services to Members through or under the auspices of Provider. In keeping with this policy, HMO shall not include Provider or members of its network who are identified as such in any printed materials, audio or video tapes, or in any other medium of advertisement or communication in such a way so as to directly or indirectly imply that Provider, or members of its network perform services which are inconsistent with or contrary to said Directives.
As an example of the policy outlined above, HMO shall not include Provider, or physicians or Hospitals identified as members of Provider's network in any communication which discusses the provision of abortion or sterilization services, without a clear and prominent statement that, St. Peter's Medical Center does not provide abortion or sterilization services and that members of the Partner's in Care network do not provide abortion or sterilization services through Partners in Care. If HMO so desires, it may submit to Provider for review and approval, any materials to be used by HMO in which any information concerning Provider or members of Providers provider network will appear. Provider will, within 5 business days after receiving such material, advise HMO in writing either (i) that the materials are acceptable, or (ii) that such materials are not acceptable, in which case provider will provide the basis for its determination. The parties agree that the breach or prospective breach of this provision will cause irreparable harm for which money damages may not be adequate. The parties therefore agree that in addition to any other remedies, the non-breaching party shall be entitled to injunctive or other equitable relief to restrain the breach hereof.

23. Waiver - The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach thereof.

24. Governing Law - This Agreement shall be governed in all respects by the laws of the State of New Jersey.

25. Severability - Any determination that any provision of this Agreement or any application thereof is invalid, illegal or unenforceable in any respect in any instance shall not affect the validity, legality and enforceability of such provision in any other instance, or the validity, legality or enforceability of another provision of this Agreement.

26. Noninterference - HMO agrees that during the initial term of this Agreement and any renewal(s) thereof or the one-hundred eighty (180) day period following termination of this agreement, HMO will not:

        a. Take any action or make any communication to PIC Participating Physicians or other parties which undermines or could reasonably be expected to undermine the relationship between PIC and army of its participating physicians, and;

        b. Endeavor in any manner to contract directly with an PIC Participating Physician or offer any PIC Participation Physician compensation under terms and conditions that are not available to all other PIC Participating Physicians of the same specialty.

27. Network Open Status - Provider agrees that, during the initial term and all subsequent renewal terms, Provider will not close to additional HMO Members while remaining open to new enrollments from other managed care organizations.


                                     6 of 7

28. Re-negotiation - The specialists reimbursement program as outlined in the Specialist Physicians agreement schedule "A", would be reopened for good faith negotiation should the rates contained in HMO's Reasonable, Equitable Fee (REF) Schedule be reduced overall by 10%. The Joint Operations Committee, as defined in section 21 above, shall be charged with the determination of the degree of change in the REF schedule. If a mutually agreeable resolution has not been achieved at the end of the ninety (90) day period, Provider may terminate the agreement upon giving ninety (90) days written notice.


U.S. HEALTHCARE/THE HEALTH MAINTENANCE ORGANIZATION OF NEW JERSEY, INC.


    By:   Tim Nolan
        ----------------------------
          TIM NOLAN

 Title:

  Date:   July 14, 1995
        ------------------------


PARTNERS IN CARE, INC.


    By:   Joseph Leddy                      By:       John Matuska
        ----------------------------                ----------------------------
          JOSEPH LEDDY, M.D.                          JOHN MATUSKA

 Title: Chairman of the Board of Directors    Title: Interim Executive Director

  Date:   11 July 95                          Date:   7/11/95
        ------------------------                    ------------------------








                                     7 of 7

                                  ATTACHMENT A
                                     TO THE
                         HEALTH CARE SERVICES AGREEMENT

                             BENEFITS AND SERVICES

      Provider:       Partners In Care, Corp.

Effective Date:       July 1, 1995

A. Primary Physician Benefits: Outpatient. Except in case of emergency, the benefits listed below will be provided to Members only at or through the HMO medical office shown on Member's Identification card. Non-emergency services to be performed outside the office of a Participating Primary Physician must be specifically authorized by a Participating Primary Physician by means of a prior written referral. Such a referral must be obtained through the HMO Medical Office shown on Member's identification card. Member is responsible for the appropriate co-payment per office visit during office hours, non-office hours. and for home visits. Copayments are dependent upon Plan selected by member.

         1. Office visits to Participating Primary Physician during office hours, including well-child care from birth;

         2. Office visits when medically necessary to Participating Primary Physician during non-office hours;

         3. Home visits when medically necessary, as determined by Member's Participating Primary Physician;

         4. Additional benefits, for laboratory and x-ray services, radiotherapy, casts, dressings, and injections, when medically necessary and appropriate, and administered by Participating Health Professionals at the office of Participating Primary Physicians. In addition, short term rehabilitation services and physical therapy, the provision of which, the Member's Participating Primary Physician determines, can be expected to result in the significant improvement of a Member's condition within a period of two months. If these services are to be performed outside the office of a Participating Primary Physician, they must be specifically authorized by a Participating Primary Physician by means of a prior written referral.

         5. Emergency care on a twenty-four (24) hour-a-day basis;

         6. Periodic health examination, immunizations (but not solely for travel), and other measures for the prevention and detection of disease, including instruction in personal health care measures, and formation on proper and timely use of appropriate medical resources as provided by or through HMO;

         7. Medical social services, in support of provision of covered health services. These benefits shall include pre- and post-hospital planning, referral to (but not payment for) services provided through community health and social welfare agencies, and referral to (but not payment for) related family counseling services:

                                     1 of 7

         8. Health education and information as provided from time to time by HMO and Participating Providers and medical offices:

         9. Home health services provided by a Participating Home Health Agency, when ordered by Member's Participating Primary Physician; but not including meals, housekeeping, and personal comfort and convenience items;

         10. Ambulance service, when medically necessary and authorized by Member's Participating Primary Physician, in accordance with the notification provisions of Section F.2. - Benefits and Services.

         11. Other preventive health services:

                a. Subject to the provisions of paragraph 22 of this Health Care Services Agreement. Family planning services, with referral to and payment for services of appropriate agencies as necessary;

                b. Subject to the provisions of paragraph 22 of this Health Care Services Agreement. Services for infertility, with referral to and payment for services of appropriate specialists as necessary except injectables unless medically necessary;

                c. Eye examinations, with referral to and payment for services of appropriate specialists as necessary.

                d. Ear examinations to determine the need for hearing correction;


B. Specialist Physician Benefits - Outpatients. The benefits listed below will be provided without co-payment to members (except where noted) when referrered by a Participating Primary Physician to a Participating Specialist Physician by means of a prior referral;

         1. Office visits to Participating Specialist Physicians or Participating Outpatient Departments during office hours. The specialist or hospital services provided include but are not limited to:

                Allergy (except injections, which must be administered by a Participating Primary Physician)
                Anesthesia
                Cardiology
                Endocrinology
                Gynecology and Obstetrics (except periodic preventive exams: e.g., pap tests, routine medical gynecology, which must be administered by a participating Primary Physician)
                Internal Medicine
                Oncology

                                     2 of 7

                Ophthalmology
                Oral Surgery (only for infections, diseases or injuries of jaw or bony impactions of teeth)
                Orthopedics
                Otolaryngology
                Pathology
                Pediatrics
                Radiology (x-rays. except dental x-rays)
                Surgery
                Urology

         2. Emergency visits to a Participating Specialist Physician during non-office hours, when medically necessary. Member is responsible for appropriate co-payment as determined by plan for each such visit. These visits do not require prior written referral, but will be reviewed for payment in accordance with the rules set forth in Section F., Benefits and Services.

C. Physician Benefits- Inpatient. The following benefits are available only at HMO Participating Hospitals and Participated Skilled Nursing Facilities when the Member is referred by Member's Participating Primary Physician by means of a prior written referral except for emergency services as described in Section F.
- Benefits and Services.

         1. Unlimited physician services (other than for mental illness) when referred by Member's Participating Primary Physician, including pre-operative and post-operative surgical, medical, obstetrical and anesthesia services.

         2. The services of all specialists listed in Section 8.1. - Benefits and Services when medically necessary and when referred by Member's Participating Primary Physician by means of a prior written referral or prior referral as recorded in the hospital records of the case.

D. Hospital and Skilled Nursing Facility Benefits - Inpatient. The following benefits (other than for mental illness and physical therapy) are provided at Participating Hospitals and Participating Skilled Nursing Facilities when Member is admitted upon the instruction of a Participating Physician and with a prior written referral from Member's Primary Physician, except for emergency services as described in Section F, Benefits and Services:

         1. Unlimited benefits for semi-private accommodations. When medically necessary, private accommodations will be provided upon certification of Member's Participating Primary Physician. Should a private room be occupied when not certified to be medically necessary, the benefit hereunder shall be limited to payment by HMO to the Participating Hospital of Facility of the per diem or other agreed upon rate established between HMO and such facility. In such cases. Member shall be liable directly to the Participating Hospital or Participating Skilled Nursing Facility for the difference between such benefit and the private room charge Hospital and Skilled Nursing Facility benefits shall include, but are not limited to:


                Room and Board
                General Nursing Care
                Use of intensive or special care facilities when medically necessary
                X-ray examination (except dental x-rays)
                Use of operating room and related facilities
                Encephalography
                Drugs, medications, biologicals, as necessary
                Cardiography

                                     3 of 7

                Laboratory testing and services
                Ear and hearing examinations
                Special tests when medically necessary
                Nuclear Medicine
                Physical and rehabilitation therapy as appropriate
                Oxygen and oxygen therapy
                Anesthesia
                Anesthesia services
                Administration of blood, blood plasma and blood derivatives (the blood itself is not a covered benefit)
                Intravenous injections and solutions
                Surgical, medical and obstetrical services provided by the hospital
                Pre-operative and post-operative care
                Private duty nursing when medically necessary and ordered by the referred
                Participating Specialist Physician in concurrence with Member's Primary Physician

         2. Benefits in Skilled Nursing Facilities as described above shall be limited to those medically necessary and as defined in the Medicare Law as Skilled Nursing Care.

E. Speech Therapy Benefits. Benefits are provided, only when referred by Member's Participating Primary Physician, by means of a prior written referral, in and by Participating Providers as follows:

         3. Speech Therapy - Outpatient or Inpatient. Benefits are provided only in cases of cerebral vascular accident or other neurologic damage, congenital problems stemming from birth defects, accidental trauma, deafness, when the institution of speech therapy would preclude the further progression of a pathogenic condition, or in the case of complete loss of speech for psychiatric reasons. In such cases, the benefits are limited to twenty (20) visits in any 365 day period. In the case of complete loss of speech for psychiatric reasons, the copayment structure provided in Section E.1, -Benefits and Services, applies. In all cases, a visit as used herein is defined as fifty (50) minutes or more of therapy.

                                     4 of 7

F. Emergency and Out-of-Area Benefits. Members shall receive the following benefits under emergency conditions:

     1. HMO will reimburse Member for the reasonable cost of medical and hospital services by non-participating providers, when and only when the condition so treated required treatment of an immediate nature. Determinations of covered conditions under this Section F - Benefits and Services will be made by the HMO Quality Assurance (Medical Review) Committee. Examples of such conditions are: unusual or excessive bleeding; broken bones, acute abdominal or chest pains, suspected heart attacks; sudden, persistent pain, serious injuries or burns; poisonings; unconsciousness; convulsions, or difficulty in breathing. The HMO Quality Assurance Committee may determine that similarly acute conditions are also emergencies. Care that would normally be rendered on a primary care basis is not considered an emergency for purposes of HMO coverage.

     2. Persons claiming benefits under this Section must, whenever possible, notify either their Participating Primary Physician or HMO of the emergency immediately (within 48 hours) and must give written proof of the occurrence, character and extent of emergency services. This written notice must be received by HMO within ninety (90) days after the date services were rendered. Failure to immediately notify or to furnish such written proof within the time required will not invalidate or reduce any claim for reimbursement if it can be shown that notification and proof were given as soon as was reasonably possible. Reimbursement will be made only upon receipt of proper written proof.

     3. Reimbursement for emergency care by a non-participating provider, in or outside the HMO area, is limited to expenses incurred prior to the time Member's condition, in the opinion of HMO, reasonably permitted him or her to travel or to be transported to the nearest HMO Participating Provider, or to receive follow-up care from a Participating Provider, upon referral by the Member's Participating Primary Physician. Transportation costs will be reimbursed only to the extent medically necessary in the circumstances.

     4. Reimbursement may be subject to payment by Member of all co-payments which would have been required, had similar benefits been supplied during office hours, on a deferred basis, by a PIC provider.

     5. Member will be responsible for an emergency service co-payment for each incidence of the use of outpatient emergency services at a Physician's office. Member will be responsible for an emergency service co-payment for each incidence of the use of outpatient emergency services at a hospital emergency room or hospital outpatient department. Copayments are dependent upon Plan selected by member.

     6. Only those services covered in non-emergency situations under this Contract are covered in emergency situations. The services set forth in Exclusions and Limitations below are excluded in non-emergency and emergency circumstances.

G. Physical Therapy. Benefits are provided for short term rehabilitation services and physical therapy, the provision of which the Member's Participating Primary Physician determines can be expected to result in the significant improvement of a Member's condition within a period of two months.


                                     5 of 7

                           Exclusions and Limitations

The following are excluded from coverage under the Contract, and are not provided as benefits:

A. Any service provided without prior referral from Member's Participating Primary Physician, except in emergencies (see Section F. - Benefits and Services);

B. Plastic operations for cosmetic or beautification purposes except when made medically necessary as a result of accidental injuries or congenital defects or to correct or restore normal body functions or as determined by the Quality Assurance Committee of the HMO;

C. Except as noted below, services related the care, filling, removal or replacement of teeth, and to the treatment of injuries or to diseases of the teeth or gums. Examples of excluded services are (but not limited to) apicoectomy (dental root resection); orthodontics; root canal treatment; soft tissue impactions; tempomandibular joint dysfunction examination, evaluation and treatment, alveolectomy and treatment of periodontal disease.

The only dental services included for coverage are the surgical removal of impacted teeth which are partially or completely covered by bone.

D. Experimental medical, surgical or other experimental health care procedures, unless approved by HMO. (Only HMO Members are covered for services provided in the case of a covered transplant.);

E. Treatment of disabilities from diseases contracted or injuries sustained as a result of military service or war, declared or undeclared, or any act of war, for which the Member is legally entitled to services at governmental facilities, and for which facilities are reasonably available;

F. Treatment of mental retardation, defects and deficiencies, except for those short-term outpatient evaluative and crisis intervention mental health services provided for in Section E.1. - Benefits and Services. This provision does not apply to medical treatment of retarded Members in accordance with the terms and provisions of this Contract;

G. Care for conditions that state or local law requires to be treated in a public facility;

H. Provision of blood, blood plasma, or blood derivatives and the cost of securing the services of professional blood donors (administration of blood is covered);

I. Immunizations for the purpose of fulfilling requirements for international travel;

J. Provision of and instruction in the use of hearing aids, arch supports, corsets, cervical collars, traction apparatus, TENS unit, elastic hose, corrective shoes, canes, walkers, wheelchairs, crutches, braces or other special appliances, supples or equipment. However, original provision of prosthetic appliances (except false teeth) and orthopedic braces used to treat congenital defects, is covered. Replacement of these items are not covered;

K. Provision of personal convenience items or services such as barber services, guest meals, radio and television rentals, and other like items and services;

L. Custodial or domiciliary care, research studies, experimental treatment, rest cures or weight reduction programs not medically necessary and certified as such by Member's Participating Primary Physician;

                                     6 of 7

M. Drugs, except as specifically provided in Section D.1. - Benefits and Services.

N. Special medical reports not directly related to treatment. Also appearances at hearings and court proceedings.

O. Private or special duty nurses, except as provided in Section D.1. - Benefits and Services; or as specifically approved in advance by HMO;

P. Surgery to the feet, except where prior written approval has been obtained, after review from the Quality Assurance Committee of HMO. This review shall include, at a minimum, analysis of x-rays made by a Board Certified or Board Eligible radiologist together with any other documents deemed necessary by the Quality Assurance Committee;

Q. Treatment for chronic alcoholism and drug addiction, except as provided in Section E - Benefits and Services;

R. Speech therapy except as provided in Section E.3. - Benefits and Services;

S. Reversal of voluntarily induced infertility;

T. Transsexual surgery;

U. Routine reduction of nails, callouses and corns which are not medically necessary;

V. Those services described in paragraph 22 of this Health Care Services Agreement "Directives for Catholic Institutions."

HMO reserves the right to amend Attachment A as necessary to reflect changes required by state and federal law. HMO will notify Provider at least thirty (30) days prior to the effective date of such amendments and will adjust compensation to Provider in a mutually agreed upon fashion.


                                     7 of 7

                                  ATTACHMENT B
                                     TO THE
                         HEALTH CARE SERVICES AGREEMENT

                                  COMPENSATION


       Provider:          Partners In Care, Corp.

 Effective Date:          July 1, 1995



Compensation:

Subject to the qualifications herein, and in Paragraph 3 of this Agreement, upon the enrollment of 5,000 Members with Partners in Care primary care physicians, U.S. Healthcare will reimburse Partners In Care, Inc., (Provider) the percentages of Premium set forth below for each of the 5,000 or more enrollees. For purposes of this agreement, "Premium" shall be defined as the product's revenue requirement as filed with the State of New Jersey Department of Insurance, as amended from time to time. This rate is for primary, specialty and hospital services, as described in Attachment A, provided to Members who enroll with Partners In Care Inc., primary care offices, in accordance with this Agreement.

           72% for commercial products
           76% for Medicare products
           75% for Medicaid products (Family Care)

The Partners in Care percent of the premium for the commercial products shall increase by 1/2 percentage point for each percentage point decrease in the revenue requirement as filed with the State of New Jersey Department of Insurance, up to a maximum of 75%.

The above notwithstanding, Partners in Care's percentage of premium, shall never be less than HMO's Medical Loss Ratio for Northern New Jersey, as filed with the State of New Jersey Department of Insurance, over the identical time span. For these purposes and for purposes of reconciliation, premium requirement and claims paid shall include premium and claims paid as part of a point of service program offering HMO benefits in conjunction with indemnity benefits offered by an HMO affiliated insurance company.


Exclusions:

Provider will not be responsible to provide the following services as defined in Attachment A:

         Mental Health. Substance Abuse, and the various services described in section 22.

HMO's per member per month costs for the above excluded services, developed along actuarially sound guidelines, will be deducted from the revenue requirement defined above prior to the determination of the reconciliation percentage.

The services to be excluded from the percent of premium, and the actuarially developed value of said services, may be amended in writing at any time with the approval of both parties.

Professional Services:

The services provided by Provider's specialist physicians for members referred by other than Provider's primary care offices will be paid in accordance with the fee schedule contained in the Specialist Physician Agreement.

Hospital services, including those certain services performed by hospital based physicians which are included in the hospital rates, provided for members other than those that are enrolled with Provider's Primary care offices will be paid in accordance with the rates contained in the Managed Care Agreement between HMO and St. Peter's Medical Center. Other services performed by hospital based physicians, and not included in the hospital rates under the Managed Care Agreement, will be paid in accordance with the Specialist Physician Agreement fee schedule.

All claims for outpatient services (anything other than inpatient) must be submitted with the appropriate procedure code as published in the AMA Physicians Current Procedural Terminology ("CPT"). Procedures which are an integral part of the primary procedure will be considered as necessary adjuncts, not separate procedures for which additional reimbursement is justified. If HMO determines that certain services , which were billed separately by Provider, are an integral part of the primary procedure, HMO will provide Provider with the standard applied by HMO in making this determination. The payment and bundling decisions are developed along actuarially sound guidelines.

Reconciliation:

Financial reconciliation of the Health Care Services Agreement will take place on a preliminary basis approximately six months after the close of the relevant contract year with final reconciliation thirteen (13) months after the close of the relevant contract year. Reconciliation will be to the financial terms outlined above. Any sum due to either party, as determined by the reconciliation shall be paid within thirty (30) days of the final reconciliation. Both parties shall supply or make available, in a timely fashion, the documents and records necessary to accomplish this reconciliation, including but not limited to those set forth in paragraphs 5 and 19 of this Agreement.

                                  ATTACHMENT C
                                     TO THE
                         HEALTH CARE SERVICES AGREEMENT

                    ROSTER OF PRIMARY CARE PHYSICIAN OFFICES



          Provider:       Partners In Care, Corp.
    Effective Date:       July 1, 1995


                                 To be attached

                                  ATTACHMENT D
                                     TO THE
                         HEALTH CARE SERVICES AGREEMENT

                                  DEFINITIONS

      Provider:       Partners In Care, Corp.

Effective Date:       July 1, 1995

When used in this Agreement, all capitalized terms shall have the following meanings:

1 Affiliates. USHC and its parent, subsidiary and other affiliate companies and any cooperating Payor identified in a Plan.

2 Covered Services. Those Medically Necessary Services which are to be provided to Member under the terms and conditions of the applicable Plan.

3 Emergency Services. Medically Necessary Services to preserve life or stabilize health, available on an inpatient or outpatient basis, 24 hours a day, seven days a week.

4 Medically Necessary Services. Health care services that are appropriate and consistent with the diagnosis in accordance with accepted medical standards and which are likely to result in demonstrable medical benefit, and which are the least costly of alternative supplies or levels of service which can be safely and effectively provided to the patient. Medically Necessary Services do not include custodial or supportive care or rest cures, or services or supplies provided for the convenience of the patient, the patient's family, or the provider. When used in relation to hospital inpatient care, Medically Necessary Services only include those services and supplies that cannot be safely and satisfactorily provided at home, in a physician's office, as an outpatient service, or in a lesser facility. Medically Necessary Services must be related to diagnosis or treatment of an existing illness or injury, except for preventive and well baby care. Health services are not Medically Necessary if they are experimental services.

5 Member. A person who is currently enrolled in a fully insured Plan and has selected a PIC Primary Care Physician.

6 Participating Provider. Any physician, hospital, skilled nursing facility, or other individual or entity involved in the delivery of health care or ancillary services who has entered into and continues to have a current valid contract with PIC to provide Covered Services to Members, and which is a participant in the specific Plan in which the Member is enrolled.

7 Payor. USHC or any other third party payor, including, but not limited to, an insurance company, self-insured group contract holder, or third party administrator that has entered into an agreement with USHC for the provision of Covered Services through Participating Providers.

8 Primary Care Services. Those Covered Services to be provided to Members by Primary Care Physician under the terms and conditions of the applicable Plan.

9 Plan. Any product or plan offered by USHC or another Payor which utilizes Participating Providers to provide Covered Services to Members under the terms and conditions described in the applicable Plans, including but not limited to PPO, Medicaid, Medicare and Workers' Compensation. Certain of such Plans may be self-funded (non-insured) in nature, under which an employer and not USHC is obligated to pay Physician.

10 Proprietary Information. The information developed by or belonging to Partners in Care or USHC or any third party payor including, but not limited to, mailing lists, patient lists, employer lists, USHC rates and procedures, product related information and structure, utilization review procedures, formats and structure and related information and documents concerning USHC's planning structure, systems and operation of its Plans.

                                   EXHIBIT 1.
                                     TO THE
                         HEALTH CARE SERVICES AGREEMENT

                   SAMPLE ENROLLMENT FORM/CONSENT TO RELEASE
                             OF MEDICAL INFORMATION

         Provider:       Partners In Care, Corp.

   Effective Date:       July 1, 1995

                     PLEASE READ INSTRUCTIONS ON REVERSE SIDE
                   BEFORE COMPLETING THIS FORM, PRINT CLEARLY.

PLAN OPTIONS (CHECK 1)

1  [ ] PREMIER      [ ] PATRIOT'sm'V   [ ] PATRIOT'sm'X   [ ] PATRIOT'sm'XV   [ ] VALUE PLUS'sm'   [ ] SUPER VALUE PLUS'sm'
   [ ] VERSATILE'sm' PLAN     [ ] CHOICE OF EXCELLENCE'sm' PLAN        [ ] CITIZEN PLAN      [ ] CHARTER PLAN     [ ] OTHER


[US HEALTHCARE LOGO]                  1425 Union Meeting Road                                U.S. HEALTHCARE'r' ID NO.
                                      P.O. Box 3013                                  --------------------------------
                                      Blue Bell, PA 19422
                                      1-800-323-9930
                                                                                     --------------------------------

Enrollment Form

--------------------------------------------------------------------------------
2                          EMPLOYEE INFORMATION
--------------------------------------------------------------------------------
LAST NAME, FIRST NAME, M.I.                            SOCIAL SECURITY NO.

                                                                -      -
--------------------------------------------------------------------------------
HOME ADDRESS                                           APT. NO.

--------------------------------------------------------------------------------
CITY, STATE                           ZIP CODE         HOME TELEPHONE
                                                       (   )
--------------------------------------------------------------------------------
EMPLOYER NAME                                          WORK TELEPHONE
                                                       (   )
--------------------------------------------------------------------------------
WORK ADDRESS                          ZIP CODE         DATE OF HIRE

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
3                           TYPE OF ACTIVITY
--------------------------------------------------------------------------------
 [ ] NEW SUBSCRIBER                         [ ] CHANGE USHC PLAN TO
 [ ] ADD/REMOVE SPOUSE
     REASON                                     ----------------------------
           -----------------------------    [ ] CHANGE PRIMARY OR GYN OFFICE
     DATE OF EVENT                              (FILL IN SECTIONS 4 AND 5 BELOW)
                  ----------------------
 [ ] ADD/REMOVE A DEPENDENT CHILD           [ ] ADD/CHANGE PRIMARY DENTIST
     REASON                                     (FILL IN SECTIONS 4 AND 5 BELOW)
           -----------------------------
     DATE OF EVENT                          [ ] ADD/CHANGE PHARMACY
                  ----------------------        (FILL IN SECTIONS 4 AND 5 BELOW)
 [ ] NAME CHANGE FROM
                      ------------------    [ ] WITHDRAWAL/TERMINATION
                                                (SEE SECTION 8 BELOW)
     -----------------------------------

-------------------------------------------------------------------------------------------------------------------------
4             NO.   ADD   REMOVE          LAST NAME, FIRST NAME, M.I.      SEX      DATE OF BIRTH    SOCIAL SECURITY NO.
-------------------------------------------------------------------------------------------------------------------------
EMPLOYEE      1    [ ]     [ ]                                           M   F          /    /          -     -
                                                                        [ ] [ ]
-------------------------------------------------------------------------------------------------------------------------
SPOUSE        2    [ ]     [ ]                                           M   F          /    /          -     -
                                                                        [ ] [ ]
-------------------------------------------------------------------------------------------------------------------------
CHILDREN      3    [ ]     [ ]                                           M   F         /    /          -     -
                                                                        [ ] [ ]
-------------------------------------------------------------------------------------------------------------------------
 ATTACH SHEET 4    [ ]     [ ]                                           M   F         /    /          -     -
 TO LIST                                                                [ ] [ ]
 ADDITIONAL -------------------------------------------------------------------------------------------------------------
 CHILDREN

 ATTACH PROOF 5    [ ]     [ ]                                           M   F         /    /          -     -
 IF FULL-TIME                                                           [ ] [ ]
 COLLEGE   -------------------------------------------------------------------------------------------------------------
 STUDENT      6    [ ]     [ ]                                           M   F         /    /          -     -
                                                                        [ ] [ ]
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                      PRIMARY               GYN              PHARMACY               DENTIST
 5          CHANGE   OFFICE NO.          OFFICE NO.             NO.                OFFICE NO.
---------------------------------------------------------------------------------------------------
 1           [ ]
---------------------------------------------------------------------------------------------------
 2           [ ]
---------------------------------------------------------------------------------------------------
 3           [ ]
---------------------------------------------------------------------------------------------------
 4           [ ]
---------------------------------------------------------------------------------------------------
 5           [ ]
---------------------------------------------------------------------------------------------------
 6           [ ]
---------------------------------------------------------------------------------------------------







-------------------------------------------------------------------------------------------------------------------------
 6                                             OTHER INSURANCE
-------------------------------------------------------------------------------------------------------------------------
IS YOUR SPOUSE EMPLOYED?     [ ] YES     IF YES, PLEASE GIVE NAME AND ADDRESS OF SPOUSE'S EMPLOYER.
                             [ ] NO
-------------------------------------------------------------------------------------------------------------------------
DOES YOUR SPOUSE HAVE        [ ] YES     IF YES, PLEASE GIVE NAME AND POLICY NO. OF INSURANCE CARRIER OR OTHER HMO.
HEALTH INSURANCE?            [ ] NO
-------------------------------------------------------------------------------------------------------------------------
                                         IF YES, WHO IS COVERED BY THIS POLICY?
                                         [ ] YOURSELF    [ ] YOURSELF AND SPOUSE    [ ] SPOUSE ONLY    [ ] ENTIRE FAMILY
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
 7                                          DEPENDENT INFORMATION
-------------------------------------------------------------------------------------------------------------------------
DO ANY OF THE DEPENDENT'S LISTED IN SECTION 4 LIVE AT ANOTHER ADDRESS?    [ ] YES
                                                                          [ ] NO
-------------------------------------------------------------------------------------------------------------------------
IF YES, WHO AND AT WHAT ADDRESS?

-------------------------------------------------------------------------------------------------------------------------
EXPLAIN THE CIRCUMSTANCES.

-------------------------------------------------------------------------------------------------------------------------
IF ANY DEPENDENT'S LAST NAME IS DIFFERENT FROM YOURS, EXPLAIN THE CIRCUMSTANCES.

-------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
8                   WITHDRAWAL FROM PLAN
--------------------------------------------------------------------------------
[ ]  NO LONGER IN GROUP                        DATE OF WITHDRAWAL

[ ]  INDIVIDUAL CONVERSION--BILL ME AT HOME    ---------------------------------
     (PRESCRIPTION AND DENTAL BENEFITS ARE NOT CONVERTIBLE)

[ ]  I DECLINE NONGROUP COVERAGE

NOTE: FOR COBRA INFORMATION--SEE YOUR EMPLOYER.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
9                           EMPLOYEE SIGNATURE
--------------------------------------------------------------------------------
I REPRESENT THAT ALL THE INFORMATION SUPPLIED IN THIS APPLICATION IS TRUE AND COMPLETE. I HEREBY AGREE TO THE CONDITIONS OF ENROLLMENT ON THE REVERSE SIDE OF THE EMPLOYEE COPY OF THIS APPLICATION.

--------------------------------------------------------------------------------
SUBSCRIBER SIGNATURE                                      DATE

--------------------------------------------------------------------------------
EMPLOYEE COPY MAY BE USED AS A TEMPORARY ID CARD FOR 30 DAYS FROM THE EFFECTIVE DATE AUTHORIZED BY EMPLOYER. COVERAGE MUST BE VERIFIED WITH U.S. HEALTHCARE PRIOR TO REFERRAL TO A SPECIALIST OR ADMISSION TO A HOSPITAL.

-------------------------------------------------------------------------------------------------------------------------
10                                            EMPLOYER VERIFICATION
-------------------------------------------------------------------------------------------------------------------------
GROUP NAME                   GROUP NO            SIGNATURE               TITLE                 EFFECTIVE DATE OF COVERAGE

-------------------------------------------------------------------------------------------------------------------------
                                                                                 'c' 1993 U.S. Healthcare, Inc. 8131-2/93

                          ENROLLMENT FORM INSTRUCTIONS

COMPLETE ALL SECTIONS EXCEPT SECTION 8 IF YOU ARE:

     1. Enrolling as a new subscriber.
     2. Changing dependent coverage.
     3. Adding dental or prescription coverage.

COMPLETE SECTIONS 1, 2, 3, 6, AND 9 IF YOU ARE SWITCHING U.S. HEALTHCARE PLANS. COMPLETE SECTIONS 2, 3, 8, AND 9 IF YOU ARE TERMINATING YOUR U.S. HEALTHCARE COVERAGE.

Section  1 -- If you are offered more than one plan option by your employer, you must select a plan option or your enrollment form cannot be processed.

Section  2 -- Complete all information.

Section  3 -- Check box(es) indicating reason(s) for submitting form (i.e., new enrollment, coverage change, name change, withdrawal).

Section  4 -- Print your full name along with the name(s) of your dependents(s), if any. Provide sex, date of birth, and social security number for each individual listed. If a dependent is a full-time college student, you must attach a current course schedule or tuition receipt. The add/remove blocks should be checked only if you wish to add or remove a dependent from the plan.

Section  5 -- From the appropriate directory, choose the location number for a primary physician (required for all members), GYN (if applicable), pharmacy (if applicable), and dentist (if applicable). Check the change block only if you are changing providers.

Section  6 -- This section must be completed for all new enrollments or coverage changes.

Section  7 -- Complete this section for all new enrollments or coverage changes.

Section  8 -- FOR TERMINATION ONLY. Complete this section only if the
              "withdrawal" box has been checked in Section 3.

Section  9 -- Employee must sign and date this form for any activity or it will not be processed.

Section 10 -- To be completed by the employer's benefit representative. Please ensure that all information is clearly marked and correctly filled out.


                            CONDITIONS OF ENROLLMENT

On behalf of myself and the dependents listed on the reverse side, I agree to the following:

1. Enrollment of myself and of the listed dependents into the plan shall be effective on acceptance by U.S. Healthcare.

2. Coverage and benefits are contingent on timely payment of premiums and may be terminated as provided in the Group Master Contract. Employer is hereby authorized to withhold premium payments from applicant's wages as appropriate.

3. As a condition to benefits, applicant understands and agrees that (with the exception of emergency procedures as defined in the Group Master Contract) all services, in order to be covered by U.S. Healthcare, must be performed either by a participating primary care physician or by the participating specialists, hospital, pharmacy, dentist, or other provider as authorized by prior written referral forma participating primary care physician.

4. Applicant agrees to make directly to providers of health care such copayments as are provided for in the Group Master Contract.

5. Applicant authorizes any hospital, physician, or other health care provider to furnish U.S. Healthcare or its assignee or designee with such medical information about the applicant and of the listed dependents at U.S. Healthcare or its assignee or designee may require.

6. The Group Master Contract will determine the rights and responsibilities of member(s) and will govern in the event it conflicts with any benefits comparison, summary, or other description of the HMO Plan.

7. Applicant authorizes the substitution of generic pharmaceuticals for brand name products, as provided by law, for prescriptions filled under any pharmacy benefit rider.

8. Applicant understands that this coverage will remain in effect until the employer's next open enrollment period regardless of the continued availability of a particular primary care physician or other health care provider.

9. Applicant acknowledges that U.S. Healthcare's participating providers, including all participating primary care physicians, are independent contractors and are not agents or employees of U.S. Healthcare.

                            CONFIDENTIALITY AGREEMENT


     THIS AGREEMENT made as of 10/1, 1999 by and between Aetna US Healthcare on behalf of itself and its affiliates, (collectively "Company") and Partners in Care, Corp. (hereinafter "PIC").

     WHEREAS, Company and a provider represented by PIC ("Provider") are currently engaged in discussions about the possible development of an agreement wherein Provider will provide programs and services for enrollees of Company's plans; and

     WHEREAS, such discussions between Company and Provider may necessitate Company to disclose certain confidential and proprietary information to PIC; and

     WHEREAS, Company desires to protect such information and PIC agrees to protect such information under the terms and conditions set forth hereunder.

     NOW, therefore, intending to be legally bound hereby, the parties agree as follows:

1. For the propose of this Agreement, the terms "Confidential Information" shall mean all information, whether prepared by the Company, its advisors or otherwise, relating to Company or the development of the Definitive Agreement including but not limited to the development of a pricing structure, whether written or oral, including without limitation all financial information, rate schedules and financial terms which relate to Provider and which is furnished or disclosed to PIC in connection with the aforementioned negotiations and which is furished to PIC upon and after the effective date hereof. Confidential Information does not include information which becomes available to PIC on a non confidential basis from a source other than the Company or its advisors, provided that such information is not know by PIC to be proprietary or such source is not known by PIC to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or another party. PIC agrees that Company's rate and financial information shall be deemed to be proprietary and confidential hereunder, except as agreed to in writing by Company to PIC.

2. PIC shall not, in any manner or for any reason whatsoever, directly, or indirectly, (a) use all or any portion of the Confidential Information for any purpose other than solely for the evaluation of and consultation with Provider in connection with discussions between Provider and Company, (b) except as set forth herein, disclose or otherwise make available in any manner or form to any person or entity all or any portion of the Confidential Information, including with limitation, for any purpose relating to the business or affairs of PIC or any related person or entity, or (c) take any action or fail to take or abstain from taking any action the effect of which would cause Confidential Information to be disclosed or otherwise made available in a manner inconsistent with PIC's obligations herein.

3. PIC may disclose Confidential Information to its employees, contractors, agents, advisors and representative only on a need-to-know basis, provided that PIC shall (a) direct such persons to use such information solely for the purpose described in Paragraph 2; (b) inform such persons of the confidential nature of such information; and (c) direct and cause such persons to treat such information confidentially as required of PIC herein; and provided further that PIC shall provide Company prompt written notice, upon Company's request, of all such persons to whom such information was disclosed.

4. Upon Company's request or in the event an agreement between Provider and Company is not executed, PIC shall promptly return to Company all written material containing or reflecting any Confidential Information. The return of such material shall not relieve PIC of its obligations hereunder. In any event, PIC shall and will not retain any copies, extracts or other reproductions in whole or in part of such written material. All documents, memoranda, notes and other writings whatsoever prepared by PIC or its advisors based on the information in the Confidential Information shall be destroyed, and such destruction shall be certified in writing to the Company, upon Company" request, by an authorized officer supervising such destruction.

5. The parties hereby agree and acknowledge that Company operates in a highly competitive market; any breach of this Agreement would have an adverse financial effect on Company and will cause irreparable harm and significant injury which will be difficult to measure with certainty or to compensate through damages, and that any remedies provided at law to Company cannot adequately compensate Company for the losses to be sustained by Company in the event of a breach or violation by PIC of any of the provisions of this Agreement. Accordingly, in addition to all other rights and remedies available to it, Company shall be entitled as a matter of right to injunctive and other equitable relief in any court of competent jurisdiction.

6. PIC understands that neither the Company nor any of its representatives or advisors have made or make any representation r warranty as to the accuracy or completeness of the Confidential Information. PIC agrees that neither the Company nor its representatives or advisors shall have any liability to PIC or any of its representatives or advisors resulting from the use of the Confidential Information.

7. The rights and obligations set forth in the Agreement shall survive the termination of this Agreement and discussions between Provider and Company in any event.

8. NOTICES: Any notice required to be given pursuant to the terms and provisions hereof shall be in writing and shall be sent by certified or registered mail to PIC at:

     and to Company at:

         Aetna U.S. Healthcare, Inc.
         Attn: Contracts Management


9. This agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. PIC and Company agree that any action brought under this Agreement shall be exclusively brought in the courts of the Commonwealth of Pennsylvania, Montgomery County, it being acknowledged that Company maintains its headquarters in said county and that this agreement will be executed by Company in said county. PIC irrevocably consents to the personal jurisdiction of the courts of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year above mentioned.

Partners in Care, Corp.


By: Dennis Wilson
   ----------------------
Title:       CEO
      -------------------

Date:      10/26/99
     --------------------



Company

By:
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Title:
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Date:
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